Exhibit 99.1

Russ Cofano Joins eXp World Holdings and eXp Realty

Industry Veteran Named Chief Strategy Officer and General Counsel

BELLINGHAM, WA – July 29, 2016 - eXp World Holdings, Inc. (OTCQB: EXPI) today announced that industry veteran Russ Cofano has joined the Company as Chief Strategy Officer and General Counsel.

Cofano brings more than twenty-five-years of industry experience to eXp. He most recently served as senior vice president of industry relations for MOVE, Inc. operator of REALTOR.com® developing strategy and building relationships with the real estate industry's leading organizations, MLSs and technology companies. Cofano has also served as chief executive officer for the Missouri REALTORS®, the largest trade association in the state of Missouri, and as vice president and general counsel for John L. Scott Real Estate, consistently ranked as one of the largest real estate brokerage companies in the nation. He has also served as an advisor to a number of REALTOR® associations and MLSs and as CEO of a real estate CRM technology company.

“I have been looking for ‘the next great opportunity’ within the industry, and I’m certain that I’ve found that opportunity at eXp,” said Cofano. “Unlike other new entrants, eXp is redefining the brokerage model of the future from within. Glenn Sanford has assembled a fantastic team and I’m excited to join them and use my various industry experiences to help the company chart its course of success.”

“Russ brings a wealth of experience and industry knowledge to the Company from multiple perspectives,” said Company founder and CEO, Glenn Sanford. “We’re fortunate to be able to add Russ to our team and believe he will have an immediate and lasting impact on the Company as we continue to grow.”

Contact information for Russ Cofano: russ.cofano@exprealty.com

About eXp World Holdings, Inc.

eXp World Holdings, Inc. is the holding company for a number of companies most notably eXp Realty LLC, the Agent-Owned Cloud BrokerageTM as a full-service real estate brokerage providing 24/7 access to collaborative tools, training, and socialization for real estate brokers and agents through its 3-D, fully-immersive, cloud office environment. eXp Realty, LLC and eXp Realty of Canada, Inc. also feature an aggressive revenue sharing program that pays agents a percentage of gross commission income earned by fellow real estate professionals who they attract into the Company.

eXp World Holdings, Inc. also owns 89.4% of First Cloud Mortgage, Inc. a Delaware corporation launched in 2015 and now licensed to originate mortgages in Arizona, California, Virginia and New Mexico. First Cloud Mortgage has positioned itself as a Planet Friendly Mortgage Company via the purchase of carbon offsets for homeowners offsetting the first year of the Carbon Footprint of the typical home on each mortgage originated through First Cloud Mortgage, Inc.

As a publicly-traded company, eXp World Holdings, Inc. uniquely offers professionals within its ranks opportunities to earn equity awards for production and contributions to overall company growth.

For more information you can follow eXp World Holdings, Inc. on Twitter, LinkedIn, Facebook, YouTube, or visit eXpWorldHoldings.com. For eXp Realty please visit: eXpRealty.com and for First Cloud Mortgage, Inc. check out FirstCloudMortgage.com.

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the Company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

Investor Relations Contact Information:	Trade and Media Contact Information:
Glenn Sanford, Chairman & CEO	Jason Gesing, CEO
eXp World Holdings, Inc.	eXp Realty
glenn@expworldholdings.com	jason@exprealty.com
360-389-2426	617-970-8518